Exhibit 5.1
PLAYBOY ENTERPRISES, INC.

June 9, 2009

Playboy Enterprises, Inc. 680 North Lake Shore Drive Chicago, Illinois 60611

RE:          Registration Statement on Form S-8

Ladies and Gentlemen:

I am the Executive Vice President, Law and Administration, General Counsel and Secretary to Playboy Enterprises, Inc., a Delaware corporation (the “Company”) and have acted as counsel in such capacity for the Company in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), for registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,350,000 shares of the Company’s Class B Common Stock, par value $0.01 per share (the “Class B Shares”), for issuance under the Employment Agreement, dated as of June 1, 2009, between the Company and Scott Flanders (the “Employment Agreement”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions set forth herein, I have examined and relied on originals or copies of (i) the Registration Statement; (ii) the Employment Agreement; (iii) a specimen certificate representing the Class B Common Stock; (iv) the Certificate of Incorporation of the Company, as amended to date and presently in effect; (v) the Third Amended and Restated By-Laws of the Company, as amended to date and presently in effect; and (vi) certain resolutions of the Board of Directors of the Company relating to the issuance and sale of the Class B Shares and related matters.

I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that I did not independently establish or verify, I have relied upon statements and  representations of officers and other representatives of the Company and others and of public officials.

I am admitted to the practice of law in the State of Illinois, and I do not purport to be an expert on, or express any opinion concerning, any law other than the laws of the State of Delaware.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that when (i) the Registration Statement becomes effective under the Securities Act; and (ii) certificates representing the Class B Shares to be issued under the Employment Agreement have been manually signed by an authorized officer of the transfer agent and registrar for the Class B Shares and registered by such transfer agent and registrar, and have been delivered and paid for in accordance with the terms and conditions of the Employment Agreement, the issuance and sale of such Class B Shares will have been duly authorized and such Class B Shares will be validly issued, fully paid and nonassessable.

I assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if I become aware of any fact that might change the opinions expressed herein after the date hereof.

I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Howard Shapiro

Executive Vice President, Law and Administration, General Counsel and Secretary